Exhibit 99.1

Momentive Performance Materials Inc. Reports

Third Quarter 2009 Results

ALBANY, N.Y., November 10, 2009 – Momentive Performance Materials Inc. (“Momentive” or the “Company”) today reported its consolidated results for the fiscal three-month period ended September 27, 2009. Highlights include:

•	Net sales of $568.4 million compared to $699.9 million in the fiscal three-month period ended September 28, 2008, a decrease of 18.8%.

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Adjusted EBITDA of $93.5 million compared to Adjusted EBITDA of $116.0 million in the fiscal three-month period ended September 28, 2008 (reflecting pro-forma effects of certain estimated cost savings as described in Momentive’s Form 10-K for the year ended December 31, 2008), a decrease of 19.4%.

•	Operating income of $44.1 million versus operating income of $17.7 million in the fiscal three-month period ended September 28, 2008.

•	Net loss attributable to Momentive Performance Materials Inc. of $25.9 million compared to net loss of $34.9 million in the fiscal three-month period ended September 28, 2008.

“We are encouraged by the progress we’ve made in the third quarter and the recovery that we’re seeing in our business on a sequential basis. Our year-over-year comparisons, however, continued to be adversely impacted by the effects of the recession, as volumes lagged well behind historical levels, even though we benefited significantly from streamlining our cost structure,” said Jonathan Rich, President and CEO. He added, “While forward visibility remains limited, we expect to see continued sales improvement on a sequential basis in the fourth quarter, albeit at a lower growth rate than achieved in the third quarter.”

For more information, interested parties may participate in Momentive’s Third Quarter 2009 Conference Call on Wednesday, November 11, 2009 at 9:00 A.M. EST:

U.S. Toll-Free: Outside of the U.S.: Participant Passcode:	866.271.0675 617.213.8892 19896728

Forward-Looking and Cautionary Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements other than statements of historical facts are statements that could be forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our substantial leverage; limitations in operating our business contained in the documents governing our indebtedness, including the restrictive covenants contained therein; and the recent global financial crisis and economic slowdown. For a more detailed discussion of these and other risk factors, see our Quarterly Reports on Form 10-Q for the fiscal three-month periods ended March 29, 2009 and June 28, 2009 filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company

Momentive Performance Materials Inc. is a premier specialty materials company, providing high-technology materials solutions to the silicones, quartz and ceramics markets. The company, as a global leader with worldwide operations, has a robust product portfolio, an enduring tradition of service excellence, and industry-leading research and development capabilities. Momentive Performance Materials Inc. is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.momentive.com.

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Investor Contact

Peter Cholakis

(914) 784-4871

peter.cholakis@momentive.com

Summary Results

The following table sets forth certain historical consolidated financial information, in both dollar and percentages of net sales, for the fiscal three-month periods ended September 27, 2009 and September 28, 2008.

	For fiscal three-month period ended
	September 27, 2009		September 28, 2008
	(dollars in millions)
Net sales - Silicones	$523.4	92.1%	$634.4	90.6%
Net sales - Quartz	45.0	7.9%	65.5	9.4%

Net sales	568.4	100.0%	699.9	100.0%

Costs and expenses:
Cost of sales, excluding depreciation	381.9	67.2%	472.2	67.5%
Selling, general and administrative expenses	124.3	21.9%	182.0	26.0%
Research and development expenses	14.7	2.6%	18.4	2.6%
Restructuring and other costs	3.4	0.6%	9.6	1.4%

Operating income (loss)	44.1	7.8%	17.7	2.5%
Other income (expenses):
Interest expense, net	(66.4)	(11.7)%	(68.6)	(9.8)%
Other income (expense), net	1.0	0.2%	11.7	1.7%

Loss before income taxes	(21.3)	(3.7)%	(39.2)	(5.6)%

Income taxes (benefit)	3.9	0.7%	(4.4)	(0.6)%

Net loss	(25.2)	(4.4)%	(34.8)	(5.0)%
Net (income) loss attributable to the noncontrolling interest	(0.7)	(0.1)%	(0.1)	—

Net loss attributable to Momentive Performance Materials Inc.	$(25.9)	(4.6)%	$(34.9)	(5.0)%

Net Sales. Net sales in the fiscal three-month period ended September 27, 2009 were $568.4 million, compared to $699.9 million for the same period in 2008, a decrease of 18.8%. The decrease was primarily due to a decrease in sales volume of 16.9%, a decrease in selling prices, and unfavorable exchange rate fluctuations of 1.7%. Foreign exchange impacts were primarily related to the strengthening in the U.S. dollar against the Euro.

Net sales for our Silicones segment in the fiscal three-month period ended September 27, 2009 were $523.4 million, compared to $634.4 million for the same period in 2008, a decrease of 17.5%. The decrease was primarily due to the impact of the global recession on sales volume, which declined by 15.4%, a decrease in selling prices, and unfavorable exchange rate fluctuations of 1.8%. Sales volume for our Silicones segment was negatively impacted on a year-over-year basis by weak consumer demand in the automotive, construction, textiles, and furniture sectors. Compared to the second quarter of 2009, however, net sales for Silicones segment grew 15.2% due to modest consumer spending improvement on a sequential basis and inventory re-stocking by end users of our products. All product segments and regions also saw improvements in volume versus the second quarter of 2009. The Pacific region was especially strong with China and Southeast Asia recovering much faster than Japan.

We continue to focus on providing more high-value specialty products to our customers versus lower-margin commoditized or core products. Demand for specialty products has been impacted less by the recession compared to core products. We anticipate core products, however, to recover at a faster pace than specialty products in the upcoming quarters as consumer demand improves.

Net sales for our Quartz segment in the fiscal three-month period ended September 27, 2009 were $45.0 million, compared to $65.5 million for the same period in 2008, a decrease of 31.3%. The decrease was primarily a result of weak overall demand on a year-over-year basis for semiconductor related products. Compared to the second quarter of 2009, however, net sales for our Quartz segment grew 26.4% due to improved semiconductor demand on a sequential basis as production levels recovered slightly at chipmakers. We expect further sequential improvement in semiconductor related product sales in the fourth quarter of 2009.

Cost of Sales, excluding depreciation. Cost of sales, excluding depreciation, in the fiscal three-month period ended September 27, 2009 was $381.9 million, compared to $472.2 million for the same period in 2008, a decrease of 19.1%. The decrease was primarily due to lower sales volume and deflation in raw material and energy related costs, partially offset by significantly lower factory leverage.

Cost of sales, excluding depreciation, for our Silicones segment was $352.7 million, compared to $434.6 million for the same period in 2008, a decrease of 18.8%. The decline was primarily due to lower sales volume and lower raw material and energy related costs, partially offset by unfavorable factory leverage.

Cost of sales, excluding depreciation, for our Quartz segment was $29.2 million, compared to $37.6 million for the same period in 2008, a decrease of 22.3%. The decline was primarily due to lower sales volume and savings from restructuring and cost actions partially offset by unfavorable factory leverage.

Financial Measures that Supplement GAAP

EBITDA consists of earnings before interest, taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry and we present EBITDA to enhance your understanding of our operating performance. We use EBITDA as one criterion for evaluating our performance relative to that of our peers. We believe that EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Adjusted EBITDA is defined as EBITDA further adjusted for unusual items and other pro forma adjustments permitted in calculating covenant compliance in the credit agreement governing our credit facilities and indentures governing the notes to test the permissibility of certain types of transactions. Adjusted EBITDA as presented in the table below corresponds to the definition of “EBITDA” calculated on a “Pro Forma Basis” used in the credit agreement and substantially conforms to the definition of “EBITDA” calculated on a pro forma basis used in the indentures. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) management fees that may be paid to Apollo; or (g) the impact of earnings or charges resulting from matters that we and the lenders under our secured senior credit facility may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, as included in the calculation of Adjusted EBITDA below, the measure allows us to add estimated cost savings and operating synergies related to operational changes ranging from restructuring to acquisitions to dispositions as if such event occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred.

EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA or Adjusted EBITDA, which are non-GAAP financial measures, as an alternative to operating or net income, determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of our cash flows or as a measure of liquidity.

The following table reconciles net loss attributable to Momentive Performance Materials Inc. to EBITDA and Adjusted EBITDA (as calculated under our credit agreement and indentures) for the periods presented:

			Fiscal three-month period ended		Fiscal nine-month period ended
			September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008
			(dollars in millions)
Net loss attributable to Momentive
Performance Materials Inc.			$(25.9)	(34.9)	(19.9)	(129.9)
Gain on exchange of debt			—	—	(178.7)	—
Interest expense, net			66.4	68.6	191.3	206.2
Income taxes			3.9	(4.4)	4.3	19.0
Depreciation and amortization			46.4	63.0	142.6	178.4

EBITDA			90.8	92.3	139.6	273.7

Net income (loss) attributable to the noncontrolling interest	(a	)	0.7	0.1	0.2	(0.3)
Restructuring and non-recurring	(b	)	3.4	11.5	24.9	21.8
Cost Savings and Inventory Optimization	(c	)	4.9	9.5	24.0	40.5
Non cash and purchase accounting effects	(d	)	(5.2)	1.6	(10.0)	(2.9)
Management fee and other	(e	)	(1.1)	1.0	(0.9)	5.3

Adjusted EBITDA			$93.5	116.0	177.8	338.1

Total Senior Secured Net Debt			$944.4

Senior Secured Leverage Ratio for the twelve-month period ended September 27, 2009			4.09

Adjusted EBITDA for the twelve-month period ended September 27, 2009			231.0

(a)	Reflects the elimination of minority interests resulting from the Shenzhen joint venture.

(b)	Relates primarily to restructuring and non-recurring costs.

(c)	Represents estimated cost savings, on a pro forma basis, from initiatives implemented or being implemented by management, including headcount reductions, indirect cost savings, and inventory optimization programs. For the fiscal three-month periods ended September 27, 2009 and September 28, 2008, estimated cost savings includes facility rationalizations and headcount reductions.

(d)	Non-cash items include the effects of (i) stock-based compensation expense, (ii) purchase accounting, (iii) non-cash mark-to-market revaluation of foreign currency forward contracts and unrealized gains or losses on revaluations of the U.S. dollar denominated debt of our foreign subsidiaries and the Euro denominated debt of our U.S. subsidiary, (iv) unrealized natural gas derivative gains or losses, and (v) reserve changes and impairment charges. For the fiscal three-month period ended September 27, 2009, non-cash items include: (i) stock-based compensation expense of $0.2, (ii) unrealized foreign currency exchange gain of $4.7, and (iii) unrealized gain on natural gas hedges of $0.7. For the fiscal three-month period ended September 28, 2008, non-cash items include: stock-based compensation expense of $0.3; (ii) unrealized gain of $11.3 on foreign currency forward contracts and unrealized foreign currency exchange loss of $12.6.

(e)	Management Fees and Other include (i) management and other fees to Apollo and affiliates, (ii) transition service agreements with General Electric, and (iii) the exclusion of our unrestricted subsidiary.

Covenants under our Senior Secured Credit Facility and the Notes

The credit agreement governing our senior secured credit facility and the indentures governing the notes contain various covenants that limit our ability to, among other things:

•	incur or guarantee additional debt;

•	pay dividends and make other distributions to our stockholders;

•	create or incur certain liens;

•	make certain loans, acquisitions, capital expenditures or investments;

•	engage in sales of assets and subsidiary stock;

•	enter into sale/leaseback transactions;

•	enter into transactions with affiliates; and

•	transfer all or substantially all of our assets or enter into merger or consolidation transactions.

In addition, at any time that loans or letters of credit are outstanding (and not cash collateralized) thereunder, our revolving credit facility (which is part of our senior secured credit facility) requires us to maintain a specified net first-lien indebtedness to Adjusted EBITDA ratio, referred to as the “Senior Secured Leverage Ratio”. Specifically, the ratio of our “Total Senior Secured Net Debt” (as defined in the credit agreement governing the senior secured credit facility) to trailing twelve-month Adjusted EBITDA (as adjusted per the credit agreement governing the senior secured credit facility) may not exceed 4.25 to 1 as of the last day of any fiscal quarter. On September 22, 2009, we entered into a Limited Waiver and Amendment (the “Waiver and Amendment”) with respect to the credit agreement governing our senior secured credit facility. Pursuant to the Waiver and Amendment, in return for certain consideration, the requisite revolving credit facility lenders conditionally waived our compliance with the senior secured leverage ratio maintenance covenant set forth in the credit agreement for the fiscal three-month period ended September 27, 2009 and the fiscal three-month period ending December 31, 2009. On September 27, 2009, we were in compliance with the senior secured leverage ratio maintenance covenant (irrespective of the Waiver and Amendment), the other covenants under the credit agreement governing the senior secured credit facility and the covenants under the indentures governing the notes.